Exhibit 10.15 November 14, 2019 Ascribe Capital LLC Solace Capital Partners LP ATTN: Lawrence First ATTN: Brett Wyard 299 Park Avenue 11111 Santa Monica Blvd. 34th Floor Suite 1275 New York, NY 10171 Los Angeles, CA 90025 lfirst@ascribecapital.com bwyard@solacecap.com Extension and Deferral Agreement Gentlemen, As discussed via phone and email correspondence, each of Ascribe Capital LLC (“Ascribe”) and Solace Capital Partners LP (“Solace”), on behalf of each of their funds that is a holder of PIK Notes issued under that certain indenture dated March 4, 2019 by and between Forbes Energy Services Ltd. (“Forbes”) and Wilmington Trust, National Association, as trustee, by its signature to this letter agrees to and confirms the following with respect to such PIK Notes. Each of Ascribe and Solace hereby agrees to extend the maturity date under the indenture to November 30, 2020 of those PIK Notes (the “Excess PIK Notes”) for which there are not at June 30, 2020 sufficient authorized shares of common stock of Forbes to effect the mandatory conversion of the Excess PIK Notes after giving effect to the conversion of PIK Notes held by other holders of PIK Notes who have not agreed to a maturity date extension or conversion deferral. Each of Ascribe and Solace also hereby agrees to defer the mandatory conversion feature under the indenture for such Excess PIK Notes as it relates to such Excess PIK Notes until after the stockholders of Forbes have authorized sufficient additional shares of Forbes common stock to permit such conversion. Each of Ascribe and Solace will reflect this agreement in appropriate documentation of a necessary waiver, amendment and/or supplement by the end of 2019, or as soon thereafter as reasonably practicable. Each of Ascribe and Solace acknowledges that the extension of the maturity date and deferral of the conversion will not be binding on any other holder of PIK Notes unless such other holder also agrees to such provisions. By signing on behalf of Ascribe or Solace, respectively, each undersigned confirms that he has the requisite power to bind Ascribe or Solace, respectively, and such related funds. Sincerely, Forbes Energy Services, Ltd. By: ___________________________ L. Melvin Cooper, Senior Vice President and Chief Financial Officer P.O. Box 2108, Alice Texas 78333 361.664.0549 tel 361.664.0599 fax

Page 2 of 2 Ascribe Capital LLC Solace Capital Partners LP By: ___________________________ By: __________________________ Lawrence First, Chief Investment Officer Brett Wyard, Managing Partner & Managing Director [Signature Page to November 14, 2019 Extension and Deferral Agreement] P.O. Box 2108, Alice Texas 78333 361.664.0549 tel 361.664.0599 fax